Exhibit 99.1

Advanced Biotherapy's Senior Scientist Invited to Speak at Berlex Workshop

    WOODLAND HILLS, Calif.--(BUSINESS WIRE)--Oct. 19, 2004--

          Dr. Skurkovich Invited as One of 40 Internationally
                 Renowned Experts Throughout the World

    Advanced Biotherapy, Inc. (OTCBB:ADVB), dedicated to pioneering the development and use of therapeutic antibodies, announced that Simon Skurkovich, MD, Ph.D, D.Sc., Senior Scientist of Advanced Biotherapy, Inc., has been invited as one of 40 internationally renowned experts to present an authoritative paper regarding the Company's approach to treating autoimmune skin diseases using anticytokine therapy. The workshop entitled "Cytokines as Potential Therapeutic Targets for Inflammatory Skin Diseases" is sponsored by Berlex and organized by the Ernst Schering Research Foundation. It will be held November 17-19, 2004 in Napa, California.
    Mr. Edmond Buccellato, President and CEO, stated, "We are honored that Dr. Skurkovich, who pioneered anticytokine therapy, is being recognized in the United States as a leading thinker and innovator in the treatment of autoimmune disease, including autoimmune skin diseases. Through his efforts, the company has sponsored a number of proof-of-concept investigational clinical studies in humans suffering from a variety of skin diseases including Psoriasis, Alopecia Areata, Vitiligo, and certain `orphan' skin diseases including Epidermolysis Bullosa."
    Images of patients who have received the Company's investigational therapeutic antibodies can be viewed at the Company's website at www.advancedbiotherapy.com.
    The Ernst Schering Research Foundation organizes scientific workshops on select topics in basic research in the fields of biology, medicine and chemistry with internationally renowned experts. Berlex is the US affiliate of Schering AG, one of the world largest pharmaceutical companies.

    About Advanced Biotherapy

    The Company has demonstrated the effectiveness of its pioneering scientific strategy by conducting investigational clinical trials treating patients suffering from AIDS, multiple sclerosis, rheumatoid arthritis, corneal transplant rejection and certain autoimmune skin conditions, including psoriasis, and alopecia, all Th1 mediated autoimmune diseases which appear to have the same proinflammatory Th-1 activity. Advanced Biotherapy is headquartered in Los Angeles with laboratories in Columbia, Maryland. The company has an extensive patent portfolio including five issued patents and 39 patents pending.

    Statements made in this news release, other than statements of historical fact, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Some of these forward-looking statements may be identified by the use of words in the statements such as "appears," "may," "goal," "anticipate," "estimate," "expect," "project," "intend," "plan or plans," "believe," "could," or other words and terms of similar meaning. The risks and uncertainties which may affect the development, operations and results of our business include, but are not limited to the following: risks associated with clinical trials, the uncertainties of research and product development programs, the uncertainties of the regulatory approval process, the risks of competitive products, the risks of our current capital resources, the uncertainties as to the availability of future capital and our future capital requirements, and the risks associated with the extent and breadth of the Company's patent portfolio. There are no assurances that the Company's product candidates will receive regulatory approval. The foregoing discussion of the pending clinical investigations and the effect of the patents issued and pending involves risks and uncertainties, including but not limited to the risks that third parties may be successful in challenging such patents; or that granted claims may be held invalid or interpreted differently by a court of law; or that new technologies will be developed that are superior in treating the diseases targeted by Advanced Biotherapy, Inc. Readers are cautioned not to place reliance on these forward-looking statements, which speak only as of the date the statements were made. See the Company's public filings with the Securities and Exchange Commission for further information about risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements, including the section captioned "Factors That May Affect The Company" contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.


Edmond Buccellato, CEO
Advanced Biotherapy, Inc.
6355 Topanga Canyon Blvd., Suite 510
Woodland Hills, CA  91367

Tel.  818-883-6716
Fax 818-883-3353

Email:  ed@advancedbiotherapy.com
Website: www.advancedbiotherapy.com


    CONTACT: Advanced Biotherapy, Inc.
             Amy Buccellato, 818-883-6716
             amy@advancedbiotherapy.com